  System design
and requirements
American Village access control

RFI Technologies inc.

Ronen Luzon
14/08/2008

Overview

American village in Romania will like to monitor and control all the traffic coming or leaving the village, whether its cars or persons and the movement within the village itself.

The access control system need to monitor all exit and entrances of cars to the village to the parking lot and entrance of people to certain places within the village.

Moreover the system needs to be equipped with real-time Anti Pass Back (APB) system do prevent from cars that have already enter the village and would like to enter again.

Requirements

The access control system need to contain the following components,

1.	Main server that will managed all the entities in the system. Cars, people, locations, etc.

2.	Access control devices (RFID tags) that will identify the cars in a unique way in the system. The Cars Tags must be attached to the cars.

3.	Finger print reader devices for people access control.

System design

Map of the village

Main village entrance

Will be composed of two cars path with 2 barriers in each direction (lion cage), for the main entrance we will need four (4) car readers.

The preferred way is that the cars tags will be attached to the cars without a way to remove them.

Secondary village entrance

The secondary entrance is for one car at a time only it can be used for entering or exiting the village.

Parking lot entrance

The entrance to the parking lots will be equipped with access control readers as well for identifying the cars entering.

There are eight (8) entrances to the car park.

Food hall and country club

To the food hall and country club there is a need for biometric access control. To the country club there are two (2) main entrances and another two (2) entrances to the food hall.

Remarks

•	After a site survey there could be minor changes in the number of controllers that will be needed.

•	The cost does not include technician flights or accommodation

•	All prices are FOB Israel

•	The prices does not include any construction or destruction work

Customer responsibility

•	Network and electricity outlets in the designated areas for every controller

•	Polls installation for installing the readers

•	Server for installing the management system and PC for installing the client s/w

•	Installing a VPN connection to access the system from remote for maintenance reasons

Open issues

1.	Get a detailed map of the area from the customer with the exact location of each device

2.	Get a detailed location of the Ethernet network hubs and the distance between them

3.	Polls construction plan and dates of installation

4.	Assurance of physical existence of Ethernet network working in the village to cover the system installation.

System and Installation contract

Signed on date:	21/8/08

Between

RFI Technologies inc.

26 East Hawthorne Avenue

Valley Stream, NY 11580

USA

And

Mainrom Invest srl
address: Sos. M Bravu nr 7 ap 80 sector 2 Bucuresti
Reg: R 14889605 J40/9253/2002

Client Signature_______________

Warranty

RFI Technologies will grant the following warranty to the system:

6 months

During the warranty RFI Technologies will fix any problem that occur in the system in its labs excluding 3rd party failures or intentionally damaged.

Appendix and conditions

General Terms

This price proposal is good for 30 days for the written date

•	The time estimation for the project is subject to a full cooperation from the customer. Documents that will be sent to the customer will be sent back within 5 working days.

•	Any change of meeting will be notified within 24 hours before the meeting occurs, Any change other then this will cause time loss to RFI Technologies and will be debited accordingly.

•	RFI Technologies is committed to the written above specification any change will be subject to RFI Technologies approval.

•	Subject to a full payment the customer is entitled to use any document and software supplied by RFI Technologies.

•	The Jurisdiction authority in relevance to this proposal and the work order will be Tel Aviv courts.

•

RFI Technologies will not be responsible to any indirect or consequential damage that was cause by execution of this project. In any case the maximum liability included in this proposal for any direct damage caused to the customer or any third party in result of using selling or any other kind of activity of the product supplied by RFI Technologies will not increase the total sum in this proposal.

Debit charge

•	Any actions or request from the customer that will enlarge the scope of work will be priced accordingly before execution.

•	Prices does not include VAT that will be paid by the customer (if applied).

•	Price proposals that are marked in US dollars, the prices will be calculated according to the dollar rate when the invoice was issued.

Payment terms

•	The customer will pay 30% on the price proposal approval, 30% after system assembly, 40% after installation.

•	Any malfunction or incompatibility will not be a reason for a delay or cancellation of payment.

•	On any payment lagging a 5% monthly interest will be charged until the payment is paid in full.

•	The customer is not entitled to use including internal or commercial in the products or document that was supplied by RFI Technologies before the full payment has settled.

Personal liability

•	Ronen Luzon ID 027837020 will personally responsible for the job completion according to this contract.

Written name: Ronen Luzon	Signature:

We agree to the proposal as detailed and to the appendix.

(Please send back the proposal signed with initials on every page including company stamp and a full name below to fax # +972722740057)

Customer name:	Mainrom invest	Address:

Signature: